                                                                  Exhibit (J)(1)

                          Independent Auditors' Consent

To the Shareholders and Board of Trustees of Smith Barney Muni Funds:

We consent to the incorporation by reference, with respect to the portfolios listed below for the Smith Barney Muni Funds (the "Funds"), in the Statement of Additional Information, of our reports dated May 15, 2003, on the statements of assets and liabilities as of March 31, 2003, and the related statements of operations for the year then ended, and the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the periods described below. These financial statements and financial highlights and our reports thereon are included in the Annual Reports of the Funds as filed on Form N-30D.

We also consent to the references to our firm under the headings "Financial Highlights" in these Prospectuses and "Auditors" in the Statement of Additional Information.

Portfolios

National Portfolio
Limited Term Portfolio
Florida Portfolio
Georgia Portfolio
New York Portfolio
Pennsylvania Portfolio
California Money Market Portfolio
New York Money Market Portfolio



                                            Financial Highlights         Five years ended March 31, 2003

Massachusetts Money Market Portfolio

                                            Financial Highlights         Three years ended March 31,
                                                                         2003 and the period from September 14,
                                                                         1999 (commencement of operations) to
                                                                         March 31, 2000




                                                                        KPMG LLP

New York, New York
July 25, 2003